Jennison Sector Funds, Inc.
(formerly Prudential Sector Funds, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					July 28, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Jennison Sector Funds, Inc.
                                     File No. 811-03175


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Sector Funds, Inc. for the semi-annual period ended May 31, 2003. The Form N-SAR was filed using the EDGAR system.



                                                           Very truly yours,



                                                          /s/ Maria G. Master
                                                            Maria G. Master
                                                             Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of July 2003.







Jennison Sector Funds, Inc.





Witness: /s/ Maria G. Master 			By:/s/ Grace C. Torres
            Maria G. Master	  	      	  Grace C.
Torres
            Secretary		      	        Treasurer





























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